UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DE	001-32225		20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD Disclosure.

For fiscal year 2021, Holly Energy Partners, L.P. (“HEP”) expects consolidated capital and turnaround cash spending guidance as set forth in the table below:

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K report contains certain “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical fact included in this Form 8-K, including those under “Corporate Expenditure Guidance”, are forward-looking statements. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Examples of forward-looking statements include, among others, the statements we make regarding future capital expenditures.

These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to, the following: (i) the extraordinary market environment and effects of the COVID-19 pandemic, including the continuation of a material decline in demand for refined petroleum products in markets HEP serves; (ii) risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on HEP’s pipelines and/or terminalled, stored or throughput in HEP’s terminals and refinery processing units; (iii) the economic viability of HollyFrontier Corporation, HEP’s other customers and joint ventures’ other customers, including any refusal or inability of HEP or its joint ventures’ customers or counterparties to perform their obligations under their contracts; (iv) the demand for refined petroleum products in the markets HEP serves; (v) HEP’s ability to purchase and integrate future acquired operations; (vi) HEP’s ability to complete previously announced or contemplated acquisitions; (vii) the availability and cost of additional debt and equity financing; (viii) the possibility of temporary or permanent reductions in production or shutdowns at refineries utilizing HEP’s pipelines, terminal facilities and refinery processing units, due to reasons such as infection in the workforce, in response to reductions in demand or lower gross margins due to economic impact of the COVID-19 pandemic, and any potential asset impairments resulting from such actions; (ix) the effects of current and future government regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; (x) delay by government authorities in issuing permits necessary for HEP’s business or capital projects; (xi) HEP and its joint venture partners’ ability to complete and maintain operational efficiency in carrying out routine operations and capital construction projects; (xii) the possibility of terrorist or cyber-attacks and the consequences of any such attacks; (xiii) general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; (xiv) the impact of recent or proposed changes in the tax laws and regulations that affect master limited partnerships; and (xv) other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings, including the detailed risk factors and other cautionary statements set forth under the heading “Risk Factors” included in Item 1A in the HEP Annual Report on Form 10-K for the year ended December 31, 2019 and the HEP Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. All forward-looking statements included in this Form 8-K and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P., its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C., its General Partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:    November 30, 2020